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                                                                    EXHIBIT 99.2

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                                                                     PROXY

                            REDMAN INDUSTRIES, INC.
                      SPECIAL MEETING -- OCTOBER 24, 1996

           The undersigned appoints PAUL L. BARRETT and J. MARK KIRKPATRICK, and each of them, as Proxies each with the power to appoint his substitute, to represent and vote as designated below, all shares of the undersigned at the Special Meeting of Shareholders of Redman Industries, Inc. at the offices of Redman, 2550 Walnut Hill Lane, Suite 200, Dallas, Texas 75229, at 10:00 a.m., local time, on October 24, 1996 and at any adjournment or postponement thereof.

           The Board of Directors recommends votes FOR:

      1. Approval and adoption of the Agreement and Plan of Merger, dated as of August 19, 1996, by and among Champion Enterprises, Inc., Redman Industries, Inc. and RHI Acquisition Corp., and the transactions contemplated thereby.

             / / FOR            / / AGAINST            / / ABSTAIN

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           In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

                                              DATE                  , 1996
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                                              Please date and sign above
                                              exactly as same appears
                                              indicating, if appropriate,
                                              official position or
                                              representative capacity. If
                                              stock is held in joint
                                              tenancy, each joint owner
                                              should sign.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ABOVE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF REDMAN INDUSTRIES, INC.
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